DHI Group, Inc. Reports Second Quarter 2016 Results

•	Revenues totaled $57.7 million in Q2 2016

•	Generated diluted EPS in the second quarter of $0.10 on net income of $4.9 million

•	Cash flow from operations totaled $12.2 million and Adjusted EBITDA $16.0 million

•	Launch of all new Dice Careers mobile app leads to markedly higher engagement with the Dice service

•	Company announces CFO transition

New York, New York, July 27, 2016 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), a leading provider of data, insights and employment connections through our specialized services for professional communities in technology and security clearance, financial services, energy, healthcare and hospitality, today reported financial results for the quarter ended June 30, 2016.
“We’re pleased overall with the work done to date against our strategic plan focused on continuing to drive value to professionals and employers. While these efforts haven’t yet translated into the financial results we expect, we have put in place a number of initiatives in our core brands and our new products that give us confidence in our ability to return the business to profitable growth,” said Michael Durney, President and CEO of DHI Group, Inc. “Strategically, DHI will continue to focus on our core talent acquisition brands, candidate pipelining, recruitment marketing and developing new services addressing the evolving needs of the recruitment marketplace.”
Q2 2016 Product and Business Highlights

•	The Global Industry Group (GIG) has implemented its new team structure to achieve greater operating leverage, including refining its marketing approach to afford efficiencies of scale.

•
eFinancialCareers, on a constant currency basis, saw 6% revenue growth, primarily attributable to increased usage of products and services and higher customer engagement levels. Most of eFinancialCareers’ key markets saw continued revenue growth this quarter, with Asia Pacific and Continental Europe particularly strong.

•	ClearanceJobs continues to benefit from a heightened demand for security cleared professionals along with higher sales of its pay for performance product, driving revenue up 22% year/year.

•	Health eCareers revenue rose 8% year/year, primarily driven by stronger sales and usage of core products, new pricing models and favorable market conditions.

•	The launch of the Dice Careers mobile app— which provides tech professionals with tools, including predictive analysis of future salary based on career goals and skill improvements— resulted in an

82% year/year jump in new users and higher engagement, enriching our overall data and ability to serve passive candidates.
Q2 2016 Financial Highlights
The following summarizes consolidated financial results for the quarters ended June 30, 2016 and 2015 ($ in millions, except per share data) including the impact with and without Slashdot Media, which the company sold in the first quarter of 2016:

	Q2 2016	Q2 2015	YoY % Change
Revenues	$57.7	$65.8	(12)%
Revenues, excluding Slashdot Media (1)	$57.7	$61.9	(7)%
Net income (2)	$4.9	$5.7	(14)%
Diluted earnings per share	$0.10	$0.11	(9)%

Adjusted EBITDA (3)	$16.0	$19.1	(16)%
Adjusted EBITDA margin (4)	27.7%	29.0%

(1) Sale of Slashdot Media completed in Q1 2016.
(2) No material difference between Net income and Net income, excluding Slashdot Media.
(3) No material difference between Adjusted EBITDA and Adjusted EBITDA, excluding Slashdot Media.
(4) Adjusted EBITDA margin is computed as Adjusted EBITDA divided by Revenues.

The following summarizes segment Revenues, Adjusted EBITDA and Adjusted EBITDA Margin results for the quarters ended June 30, 2016 and 2015 ($ in millions):

	Revenues			Adjusted EBITDA
	Q2 2016	Q2 2015	YoY % Change	Q2 2016	Q2 2016 Margin	Q2 2015	Q2 2015 Margin
Tech & Clearance	$34.2	$35.1	(3)%	$16.6	49%	$16.4	47%
Global Industry Group	16.5	20.3	(19)%	4.2	25%	5.8	29%
Healthcare	7.0	6.5	8%	0.9	13%	0.9	14%
Talent Acquisition Brands	57.7	61.9	(7)%	21.7	38%	23.1	37%
Corporate	—	—	—%	(4.1)	n.m.	(3.3)	n.m.
Talent Acquisition Brands less Corporate	57.7	61.9	(7)%	17.7	31%	19.9	32%
Brightmatter Group	—	0.1	n.m.	(1.7)	n.m.	(0.9)	n.m.
Slashdot Media	—	3.9	(100)%	0.1	n.m.	0.2	5%
Total	$57.7	$65.8	(12)%	$16.0	28%	$19.1	29%

	GIG Revenues by Brand
	Q2 2016	Q2 2015	YoY % Change
eFinancialCareers	$9.1	$8.9	1%
Rigzone	2.4	5.7	(58)%
Hcareers	4.0	4.3	(6)%
BioSpace	1.0	1.4	(25)%
Global Industry Group	$16.5	$20.3	(19)%

($ in millions)	June 30, 2016	December 31, 2015	June 30, 2015	YTD 2016 Change	YTD 2015 Change
Deferred revenue (1)	$85.9	$83.3	$86.4	$2.6	$1.4
Long-Term Debt, net	$97.6	$99.4	$103.1	$(1.8)	$(6.0)
Plus: Deferred financing costs	1.4	1.6	1.1	(0.2)	(0.2)
Total principal outstanding	$99.0	$101.0	$104.3	$(2.0)	$(6.3)
Less: Cash	29.5	34.1	32.7	(4.6)	5.9
Net debt	$69.5	$67.0	$71.6	$2.5	$(12.1)
(1) The YTD increase in deferred revenue primarily reflects an increase in the Tech & Clearance segment of $3.8 million, partially offset by a decrease in the Global Industry Group, primarily Rigzone.
“This quarter, we saw some solid wins across the organization, in spite of continued headwinds in Energy and foreign currency impacts. In particular, we saw continued revenue growth in healthcare, security clearance and financial services, on a constant currency basis,” said John Roberts, CFO. “Despite an overall revenue decline, we continue to generate healthy EBITDA margins, while simultaneously investing to deliver new products and services.”

Recent Developments
Effective August 31, 2016, John Roberts, Chief Financial Officer, will leave the Company.
Mr. Roberts has served as CFO of the Company since October 2013 with overall responsibility for the financial organization, including financial planning, corporate development, accounting, financial reporting, investor relations, treasury, internal audit and tax, as well as the Company’s legal organization.
“John has played an important role as our Company has evolved, taking over as CFO as I transitioned to the CEO role,” said Michael Durney, President and CEO. “He provided a great amount of stability and direction during the transition and I thank him for his financial leadership and the contributions he has made to DHI.”
Mr. Roberts will continue to be employed by the Company through August 31 and will assist with the transition of his responsibilities. The Company has begun a process to appoint a successor to Mr. Roberts and a further announcement will be made in due course.

Stock Repurchase Program
During the second quarter of 2016, the Company purchased approximately 1.4 million shares of its common stock at an average cost of $6.95 per share for a total cost of approximately $9.5 million. At June 30, 2016, approximately $25.1 million remained authorized for repurchase under a $50 million plan that expires in December 2016.

Business Outlook

Current Q3 2016 and Full-Year 2016 Business Outlook
($ in millions, except diluted earnings per share)	Q3 2016	FY 2016

Revenues	$57.5 - $58.5	$233.0 - $237.0

Talent acquisition brands Adjusted EBITDA (1)	$21.5 - $22.5	$86.0 - $90.0
Corporate expenses	$2.8 - $3.0	$13.0 - $13.5
Talent acquisition brands Adjusted EBITDA less corporate expenses (1)	$18.5 - $19.5	$74.0 - $77.0

Brightmatter Group Adjusted EBITDA	($2.0) - ($2.5)	($8.0) - ($9.0)
Total Adjusted EBITDA	$16.0 - $17.0	$67.0 - $70.0

Depreciation and amortization	$4.1 - $4.3	$17.5 - $18.0
Non-cash stock compensation expense	$2.5 - $2.6	$10.0 - $10.5
Interest expense, net	$0.7 - $0.8	$2.9 - $3.3
Income tax rate	36% - 38%	36% - 38%

Net income	$5.4 - $6.0	$22.5 - $24.0

Diluted earnings per share	$0.11 - $0.12	$0.44 - $0.47
Diluted share count	50 million	50 million

Estimated yearly change in revenue by segment (in US dollars):
Tech & Clearance	(4%) - (2%)	(2%) - (1%)
Global Industry Group:
eFinancialCareers	(6%) - (4%)	(2%) - 0%
Rigzone	(57%) - (53%)	(54%) - (52%)
Hcareers	6% - 9%	4% - 6%
BioSpace	0% - 2%	(8%) - (6%)
Healthcare	8% - 12%	10% - 14%
(1) Talent acquisition brands includes the Company’s Tech & Clearance, Global Industry Group, and Healthcare segments

Estimated financial performance for 2016 reflects:

•
Expectation for negative impact to Revenues from currency fluctuations of roughly $1.0 - $1.5 million in Q3 2016 and $3.0 - $4.0 million for FY 2016 relative to the same periods in the prior year, which primarily is reflected in the Global Industry Group segment.

•	Ongoing impact of depressed conditions in the Energy hiring market and strategic business investments primarily in Brightmatter Group.

•
For the full year, excludes Slashdot Media and disposition related and other costs related to the Company’s sale of Slashdot Media and to the organizational changes described in the Q1 2016 Earnings Release.

Conference Call Information
The Company will host a conference call to discuss second quarter results today at 8:30 a.m. Eastern Time.  Hosting the call will be Michael Durney, President and Chief Executive Officer, and John Roberts, Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 1-866-777-2509 or for international callers by dialing 1-412-317-5413. Please ask to be joined to the DHI Group, Inc. call. A replay will be available one hour after the call and can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international callers; the replay passcode is 10089467. The replay will be available until August 4, 2016.
The call will also be webcast live from the Company’s website at www.dhigroupinc.com under the Investor Relations section.

Investor Contact

Courtney Chamberlain
Investor Relations/Public Relations Associate
DHI Group, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact

Rachel Ceccarelli
Director, Corporate Communications
DHI Group, Inc.
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.
DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for professional communities including technology and security clearance, financial services, energy, healthcare and hospitality. Our mission is to empower professionals and organizations to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source and hire the most qualified professionals in select and highly-skilled occupations, while professionals use our websites and services to find the best employment opportunities in and the most timely news and information about their respective areas of expertise. For over 25 years, we have built our company on providing employers and recruiters with efficient access to high-quality, unique professional communities, and offering the professionals in those communities access to highly-relevant career opportunities, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”), Adjusted EBITDA excluding Slashdot Media and disposition related and other costs, Revenues excluding Slashdot Media, Net Income excluding Slashdot Media and disposition related and other costs, Free Cash Flow and Net Debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The Company has provided required reconciliations to the most comparable GAAP measures in the section entitled “Supplemental Information and Non-GAAP Reconciliations.”
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Credit Agreement, represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock option expenses, losses resulting from certain dispositions outside the ordinary course of business, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the Credit Agreement up to $250,000, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, and business interruption insurance proceeds, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, and any income or gain resulting from certain dispositions outside the ordinary course of business.
We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We also present Adjusted EBITDA because covenants in our Credit Agreement contain ratios based on this measure. Our Credit Agreement is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Credit Agreement that are based on Adjusted EBITDA may be violated and could cause a default and acceleration of payment obligations under our Credit Agreement.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Adjusted EBITDA Excluding Slashdot Media and disposition related and other costs
Adjusted EBITDA excluding Slashdot Media and disposition related and other costs is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA excluding Slashdot Media and disposition related and other costs as a measure of our financial performance given our sale of Slashdot Media and disposition related and other costs. Adjusted EBITDA excluding Slashdot Media and disposition related and other costs, represents Adjusted EBITDA defined above, less Slashdot Media EBITDA and disposition related and other costs.

Revenues Excluding Slashdot Media
Revenues excluding Slashdot Media is a non-GAAP metric used by management to measure operating performance. Revenues excluding Slashdot Media represents Revenues as defined above less Slashdot Media revenue. We consider Revenues excluding Slashdot Media to be an important measure to evaluate our financial performance given our sale of Slashdot Media.

Net Income Excluding Slashdot Media and disposition related and other costs
Net Income excluding Slashdot Media is a non-GAAP metric used by management to measure operating performance. Net Income excluding Slashdot Media and disposition related and other costs is defined as Net Income less Slashdot Media Net Income (Loss) and disposition related and other costs. We consider Net Income excluding Slashdot Media and disposition related and other costs to be an important measure of our financial performance given our sale of Slashdot Media and disposition related and other costs.

Free Cash Flow
We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it includes cash used for capital expenditures during the period and is adjusted for acquisition related payments within operating cash flows.

Diluted Earnings per Share Excluding Slashdot Media and disposition related and other costs
Diluted earnings per share excluding Slashdot Media and disposition related and other costs is a non-GAAP metric used by management to measure operating performance. Diluted earnings per share excluding Slashdot Media and disposition related and other costs is defined as diluted earnings per share less impact per share of Slashdot Media and disposition related and other costs. We consider diluted earnings per share excluding Slashdot Media and disposition related and other costs to be an important measure of our financial performance.

Net Debt
Net Debt is defined as total principal outstanding less cash. We consider Net Debt to be an important measure of liquidity and indicator of our ability to meet ongoing obligations. We also use Net Debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements
This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information without limitation concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015

Revenues	$57,673	$65,802	$115,959	$129,572

Operating expenses:
Cost of revenues	8,079	9,865	16,614	19,490
Product development	6,245	7,055	13,305	14,144
Sales and marketing	18,646	20,527	39,148	41,205
General and administrative	11,508	11,829	22,721	23,101
Depreciation	2,563	2,254	5,161	4,457
Amortization of intangible assets	2,070	3,756	4,536	7,499
Disposition related and other costs	77	—	3,347	—
Total operating expenses	49,188	55,286	104,832	109,896
Operating income	8,485	10,516	11,127	19,676
Interest expense	(820)	(833)	(1,692)	(1,641)
Other income (expense)	(17)	18	(32)	(9)
Income before income taxes	7,648	9,701	9,403	18,026
Income tax expense	2,794	4,023	3,438	7,256
Net income	$4,854	$5,678	$5,965	$10,770

Basic earnings per share	$0.10	$0.11	$0.12	$0.21
Diluted earnings per share	$0.10	$0.11	$0.12	$0.20

Weighted average basic shares outstanding	48,607	51,753	49,034	52,019
Weighted average diluted shares outstanding	49,279	52,965	49,850	53,427

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$4,854	$5,678	$5,965	$10,770
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,563	2,254	5,161	4,457
Amortization of intangible assets	2,070	3,756	4,536	7,499
Deferred income taxes	313	(1,242)	229	(1,828)
Amortization of deferred financing costs	81	105	162	209
Stock based compensation	2,806	2,577	6,423	5,080
Change in accrual for unrecognized tax benefits	101	81	115	164
Loss on sale of business	77	—	639	—
Changes in operating assets and liabilities:
Accounts receivable	2,490	2,502	4,857	4,829
Prepaid expenses and other assets	336	1,622	(169)	1,127
Accounts payable and accrued expenses	(2,771)	351	(4,875)	(3,813)
Income taxes receivable/payable	1,624	3,407	(1,641)	6,330
Deferred revenue	(2,299)	(3,398)	3,252	2,033
Other, net	(63)	176	(77)	132
Net cash flows from operating activities	12,182	17,869	24,577	36,989
Cash flows from investing activities:
Cash received for sale of business	—	—	2,429	—
Purchases of fixed assets	(3,187)	(2,452)	(5,506)	(4,928)
Net cash flows from investing activities	(3,187)	(2,452)	(3,077)	(4,928)
Cash flows from financing activities:
Payments on long-term debt	(8,000)	(10,625)	(11,000)	(21,250)
Proceeds from long-term debt	6,000	10,000	9,000	15,000
Payments under stock repurchase plan	(8,915)	(12,663)	(22,632)	(21,379)
Payment of acquisition related contingencies	—	—	—	(3,829)
Proceeds from stock option exercises	—	1,852	1,028	5,139
Purchase of treasury stock related to vested restricted stock and performance stock units	(68)	(14)	(2,520)	(1,546)
Excess tax benefit over book expense from stock based compensation	3	1,045	348	1,421
Net cash flows from financing activities	(10,980)	(10,405)	(25,776)	(26,444)
Effect of exchange rate changes	(1,008)	(316)	(313)	267
Net change in cash for the period	(2,993)	4,696	(4,589)	5,884
Cash, beginning of period	32,454	27,965	34,050	26,777
Cash, end of period	$29,461	$32,661	$29,461	$32,661

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	June 30, 2016	December 31, 2015
Current assets
Cash	$29,461	$34,050
Accounts receivable, net	41,161	46,380
Income taxes receivable	1,999	916
Prepaid and other current assets	3,362	3,072
Assets held for sale	—	4,265
Total current assets	75,983	88,683
Fixed assets, net	15,258	15,255
Acquired intangible assets, net	60,647	65,292
Goodwill	191,964	198,598
Deferred income taxes	278	322
Other assets	650	785
Total assets	$344,780	$368,935
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$19,571	$23,883
Deferred revenue	85,940	83,316
Income taxes payable	3,561	4,006
Liabilities held for sale	—	2,334
Total current liabilities	109,072	113,539
Long-term debt, net	97,598	99,436
Deferred income taxes	11,248	10,849
Accrual for unrecognized tax benefits	3,551	3,436
Other long-term liabilities	2,866	3,062
Total liabilities	224,335	230,322
Total stockholders’ equity	120,445	138,613
Total liabilities and stockholders’ equity	$344,780	$368,935

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and six month periods ended June 30, 2016 and 2015 and a balance sheet as of June 30, 2016 and December 31, 2015 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$4,854	$5,678	$5,965	$10,770
Interest expense	820	833	1,692	1,641
Income tax expense	2,794	4,023	3,438	7,256
Depreciation	2,563	2,254	5,161	4,457
Amortization of intangible assets	2,070	3,756	4,536	7,499
Non-cash stock compensation expense	2,806	2,577	5,523	5,080
Severance—Slashdot Media	—	—	981	—
Accelerated stock based compensation expense—Slashdot Media	—	—	900	—
Loss on sale of business	77	—	639	—
Other	17	(18)	32	9
Adjusted EBITDA	$16,001	$19,103	$28,867	$36,712

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$12,182	$17,869	$24,577	$36,989
Interest expense	820	833	1,692	1,641
Amortization of deferred financing costs	(81)	(105)	(162)	(209)
Income tax expense	2,794	4,023	3,438	7,256
Deferred income taxes	(313)	1,242	(229)	1,828
Severance—Slashdot Media	—	—	981	—
Change in accrual for unrecognized tax benefits	(101)	(81)	(115)	(164)
Change in accounts receivable	(2,490)	(2,502)	(4,857)	(4,829)
Change in deferred revenue	2,299	3,398	(3,252)	(2,033)
Changes in working capital and other	891	(5,574)	6,794	(3,767)
Adjusted EBITDA	$16,001	$19,103	$28,867	$36,712

Calculation of Free Cash Flow:
Net cash provided by operating activities	$12,182	$17,869	$24,577	$36,989
Purchases of fixed assets	(3,187)	(2,452)	(5,506)	(4,928)
Free Cash Flow	$8,995	$15,417	$19,071	$32,061

Dice Recruitment Package Customers
Beginning of period	7,450	7,800	7,600	7,800
End of period	7,300	7,750	7,300	7,750

Average for the period (1)	7,350	7,750	7,400	7,800

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,124	$1,084	$1,121	$1,080

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
Revenues	$57,673	$65,802	$115,959	$129,572
Less Slashdot Media	—	3,875	747	7,667
Revenues, excluding Slashdot Media	$57,673	$61,927	$115,212	$121,905

Net Income	$4,854	$5,678	$5,965	$10,770
Exclude Slashdot Media net income (loss)	(15)	—	(1,755)	316
Add back severance related to re-alignment, net of tax	—	—	521	—
Net Income, excluding Slashdot Media and disposition related and other costs	$4,869	$5,678	$8,241	$10,454

Diluted Earnings per Share, excluding Slashdot Media and disposition related and other costs (3)	$0.10	$0.11	$0.17	$0.20

Adjusted EBITDA	$16,001	$19,103	$28,867	$36,712
Exclude Slashdot Media	53	153	(208)	852
Add back severance related to re-alignment	—	—	827	—
Adjusted EBITDA, excluding Slashdot Media and disposition related and other costs	$15,948	$18,950	$29,902	$35,860

Adjusted EBITDA Margin, excluding Slashdot Media and disposition related and other costs (4)	27.7%	30.6%	26.0%	29.4%

Segment Definitions:
Tech & Clearance: Dice, Dice Europe and ClearanceJobs
Global Industry Group: eFinancialCareers, Rigzone, Hcareers and BioSpace
Healthcare: Health eCareers
Corporate & Other: Corporate related costs, Slashdot Media and Brightmatter

(3) Diluted Earnings per Share, excluding Slashdot Media and disposition related and other costs, is computed as Net Income, excluding Slashdot Media and disposition related and other costs, divided by weighted average diluted shares outstanding.

(4) Adjusted EBITDA margin, excluding Slashdot Media and disposition related and other costs, is computed as Adjusted EBITDA, excluding Slashdot Media and disposition related and other costs, divided by Revenues, excluding Slashdot Media.